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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

SENECA GAMING CORPORATION1
(Exact name of obligor as specified in its charter)

Not Applicable (State or other jurisdiction of incorporation or organization)	54-2122988 (I.R.S. Employer Identification No.)
310 Fourth Street Niagara Falls, New York (Seneca Nation Territory) (Address of principal executive offices)	14303 (Zip code)

7 1/4% Senior Notes due 2012
(Title of the indenture securities)

1  See Table 1 for list of additional obligors

Table 1

        Address of each of the Guarantors listed below is 310 Fourth Street, Niagara Falls, NY 14303

Exact Name of Guarantor	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Seneca Erie Gaming Corporation	The Seneca Nation of Indians of New York	54-2122993
Seneca Territory Gaming Corporation	The Seneca Nation of Indians of New York	54-0847440
Seneca Niagara Falls Gaming Corporation	The Seneca Nation of Indians of New York	37-1441361

Item 1.    General Information.    Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Treasury Department
    Washington, D.C. 20230

    Federal Deposit Insurance Corporation
    Washington, D.C. 20429

    Federal Reserve Bank of San Francisco
    San Francisco, California 94120

  (b)
  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

  None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.    Not applicable.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**
Exhibit 3.	See Exhibit 2
Exhibit 4.	Copy of By-laws of the trustee as now in effect.***
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 29th day of November 2005.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ TIMOTHY P. MOWDY Timothy P. Mowdy Vice President

EXHIBIT 6

November 29, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ TIMOTHY P. MOWDY Timothy P. Mowdy Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2005, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$13,784
Interest-bearing balances	2,075
Securities:
Held-to-maturity securities	0
Available-for-sale securities	28,826
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	1,426
Securities purchased under agreements to resell	1,006
Loans and lease financing receivables:
Loans and leases held for sale	45,712
Loans and leases, net of unearned income	242,978
LESS: Allowance for loan and lease losses	2,230
Loans and leases, net of unearned income and allowance	240,748
Trading Assets	6,821
Premises and fixed assets (including capitalized leases)	3,712
Other real estate owned	155
Investments in unconsolidated subsidiaries and associated companies	335
Customers' liability to this bank on acceptances outstanding	82
Intangible assets
Goodwill	8,734
Other intangible assets	11,308
Other assets	15,385

Total assets	$380,109

LIABILITIES
Deposits:
In domestic offices	$270,245
Noninterest-bearing	82,683
Interest-bearing	187,562
In foreign offices, Edge and Agreement subsidiaries, and IBFs	23,338
Noninterest-bearing	4
Interest-bearing	23,334
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	16,167
Securities sold under agreements to repurchase	3,986
Trading liabilities	5,804
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	7,593
Bank's liability on acceptances executed and outstanding	82

Subordinated notes and debentures	7,045
Other liabilities	10,821

Total liabilities	$345,081
Minority interest in consolidated subsidiaries	66
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,671
Retained earnings	9,342
Accumulated other comprehensive income	429
Other equity capital components	0

Total equity capital	34,962

Total liabilities, minority interest, and equity capital	$380,109

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Martin
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Howard Atkins
John Stumpf                                Directors
Carrie Tolstedt

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